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                                                                    EXHIBIT 21.1

                    Subsidiary                                  Jurisdiction
                    ----------                                  ------------
Broan-NuTone Canada Inc.                                    Ontario, Canada
     Venmar Ventilation Inc.                                Quebec, Canada
          Innergy Tech Inc.                                 Quebec, Canada
          Venmar CES, Inc.                                  Saskatchewan, Canada
          Venmar Ventilation (H.D.H.) Inc.                  Quebec, Canada
Broan-NuTone LLC                                            Delaware
     Aubrey Manufacturing, Inc.                             Delaware
     NuTone Inc.                                            Delaware
     Rangaire GP, Inc.                                      Delaware
          Rangaire LP (1)                                   Delaware
     Rangaire LP, Inc.                                      Delaware
DMU Butler Inc.                                             Delaware
Fidelity Investment Co.                                     Rhode Island
Jensen Industries, Inc.                                     Delaware
MPDC, Inc.                                                  Delaware
Nordyne Inc.                                                Delaware
     CES Group, Inc.                                        Delaware
          Governair Corporation                             Oklahoma
          J.A.R. Industries, Inc.                           Missouri
                Webco, Inc.                                 Missouri
          Mammoth, Inc.                                     Delaware
                Mammoth China, Ltd.                         Delaware
          Temtrol, Inc.                                     Oklahoma
          Ventrol Air Handling Systems Inc.                 Quebec, Canada
Norfleet, Inc.                                              Rhode Island
NorMed, Inc.                                                Delaware
     Niche Medical Inc.                                     Delaware
Nortek Holding B.V. (2)                                     The Netherlands
     Linear H.K. Manufacturing, Limited                     Hong Kong
     Nortek (UK) Limited                                    United Kingdom
          Best S.p.A. (99.995%)                             Italy
                Best Deutschland GmbH                       Germany
                Best France S.A.                            France
          Eaton-Williams Holding Limited                    United Kingdom
                Eaton-Williams Limited                      United Kingdom
                    Eaton-Williams Group Limited            United Kingdom
                         Eaton-Williams (Millbank) Limited  United Kingdom
                         Eaton-Williams Export Limited      United Kingdom
                         Eaton-Williams Products Limited    United Kingdom
                         Eaton-Williams Service Limited     United Kingdom
                         Edenaire Limited                   United Kingdom
                         Precision Air Control Limited      United Kingdom
                         Vapac Humidity Control Limited     United Kingdom
          Elektromec S.p.A. (99.98%)                        Italy
Ring Brothers Investment Co., Inc.                          California
     Ring Brothers Corporation                              California
Studley Canada Limited                                      Canada
WDS LLC                                                     Delaware
     Linear LLC                                             California
          Elan Home Systems, L.L.C.                         Kentucky
          Linear Canada Holdings, Inc.                      Delaware
                    Linear Electronics of Canada, Ltd.      Canada
          Linear Foreign Sales Corporation                  U.S. Virgin Islands
          Linear H.K. LLC                                   Delaware

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
           Subsidiary                             Jurisdiction
           ----------                             ------------
    Multiplex Technology, Inc.                     California
    OmniMount Systems, Inc.                        Arizona
    Operator Specialty Company, Inc.               Michigan
    SpeakerCraft, Inc.                             Delaware
    We Monitor America Incorporated                Colorado
    Xantech Corporation                            California

(1)   Rangaire LP is 99% owned by Rangaire LP, Inc. and 1% by Rangaire GP, Inc.

(2) Nortek Holding B.V. is 33% owned by Nortek, Inc. and 67% owned by Linear Corporation.